RCI Files 2Q19 and 3Q19 10-Qs; Updates 4Q19 Revenue Trends; Conference Call at 4:30 PM ET Today

HOUSTON—September 24, 2019—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) announced it has filed its 2Q19 and 3Q19 10-Qs today and will hold a related conference call at 4:30 PM ET.

There were no changes to the preliminary income and cash flow statements the company released July 24, 2019 and August 8, 2019 for 2Q19 and 3Q19, respectively. Notes receivable of $1.142 million on the preliminary March 31, 2019 and $1.152 million on the preliminary June 30, 2019 balance sheets were moved to current assets, increasing total current assets and reducing long-term notes receivable by corresponding amounts. Total assets, liabilities and shareholders’ equity remained the same.

All comparisons in this news release are to year ago periods unless otherwise noted.

Nightclubs and Bombshells 4Q19 Revenue Trends (for July-August 2019)

●	Nightclubs: Total revenues increased more than 6% with an improvement in same-store sales
●	Bombshells: Total revenues increased more than 50% with a more than 20% increase in same store sales

Today’s Conference Call

●	When: Tuesday, September 24, at 4:30 PM ET
●	Live Participant Dial In: Toll Free at 844-602-0380 and International at 862-298-0970
●	Access the live webcast, slides or replay at: https://www.investornetwork.com/event/presentation/53715
●	Phone replay: Toll Free at 877-481-4010 and International at 919-882-2331 (Passcode: 53715)

CEO Comment

“We’re pleased to file our second and third quarter 10-Qs, posting the same strong top and bottom line results we had reported when we released preliminary financials,” said Eric Langan, President and CEO. “Strong revenue trends have continued two-thirds of the way through 4Q19. In addition, we are currently marketing $14 million of properties, most of which are non-income producing, of which $6 million is under contract or letter of intent.”

Sidoti Conference Appearance Wednesday 9AM-5PM

Mr. Langan will present at the Sidoti & Company Fall 2019 Investor Conference on Wednesday, September 25, 2019.

●	RCI’s presentation is 3:20 PM ET (2:20 PM CT) at the Grand Hyatt Hotel in New York City. To access the live webcast, visit http://wsw.com/webcast/sidotico4/rick/. To access the presentation and replay, visit http://www.rcihospitality.com/investor/default.aspx.
●	Management will be available for 1x1 meetings. To register and schedule a time, contact Emily Barker, Marketing & Events Manager, ebarker@sidoti.com, 212-453-7048, or visit https://sidoti.meetmax.com/sched/event_57223/conference_register.html.

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Meet Management at Rick’s New York Wednesday 6PM-8PM

RCI investors can meet management at Rick’s Cabaret New York, Manhattan’s No. 1 gentlemen’s club, and tour its sister club, Hoops Cabaret and Sports Bar, next door.

●	When: Wednesday, September 25, 2019, 6:00-8:00 PM ET
●	Where: Rick’s Cabaret New York, at 50 W. 33rd Street, New York, NY, between Fifth Avenue and Broadway
●	RSVP: By 12:00 PM ET, September 25, 2019, with your contact information, to gary.fishman@anreder.com

Quarterly Financial Highlights

3Q19		2Q19
●	Total revenues of $47.0 million compared to $42.6 million on 46 and 44 units, respectively	●	Total revenues of $44.8 million compared to $41.2 million on 47 and 43 units, respectively
●	Diluted EPS of $0.59 compared to $0.55	●	Diluted EPS of $0.70 compared to $0.48
●	Diluted non-GAAP* EPS of $0.59 compared to $0.58	●	Diluted Non-GAAP* EPS of $0.63 compared to $0.65
●	3Q19 GAAP included net pre-tax gains of $172K vs. net pre-tax charges of $440K in 3Q18	●	2Q19 GAAP included net pre-tax gains of $1.0 million on the sale of one parcel of excess Bombshells land and a former club parking lot vs. net pre-tax charges of $2.3 million in 2Q18
●	Repurchased 17,302 shares in April 2019 for $0.4 million ($23.26 average per share)	●	Repurchased 70,700 shares for $1.6 million ($22.71 average per share)
●	Free cash flow for the first nine months of FY19 ended June 30, 2019 totaled $26.3 million based on net cash provided by operating activities of $28.4 million, less maintenance capital expenditures of $2.1 million	●	Free cash flow for the first six months of FY19 ended March 31, 2019 totaled $19.9 million based on net cash provided by operating activities of $21.0 million, less maintenance capital expenditures of $1.1 million

3Q19 Review

●	Total Revenues: Total revenues of $47.0 million grew $4.4 million with increases of $1.9 million (+10.8%) in alcoholic beverages, $983K (+6.0%) in service, $871K (+14.1%) in food, and $627K (+25.2%) in other. Revenues increased primarily due to the addition of Rick’s Cabarets in Chicago and Pittsburgh in our Nightclubs segment and two new Bombshells in Houston (I-10 and 249).

●	Operating Income: Operating income of $10.0 million (21.2% of revenues) increased $482K from $9.5 million (22.3%). Non-GAAP operating income of $10.0 million was level in dollars compared to 3Q18, with margin of 21.2% compared to 23.4%. This primarily reflected greater contribution from Nightclubs offset by reduced contribution from Bombshells and higher corporate overhead due to legal fees associated with the previously-announced internal review.

●	Nightclubs Segment: Revenues of $37.9 million increased $2.6 million or 7.5%, with 38 units in both periods. Operating income increased 11.5% to $14.0 million (37.0% of revenues) from $12.6 million (35.7%). On a non-GAAP basis, segment income increased 11.2% to $13.9 million from $12.5 million with margin expanding to 36.6% from 35.4%.

●	Bombshells Segment: Revenues of $8.8 million increased $1.6 million or 23.0%, with 8 units compared to 6. Operating income was $686K (7.8% of revenues) compared to $1.4 million (19.5%). This reflected reduced operating leverage due to the previously reported decline in same-store sales as well as expenses without the benefit of corresponding revenues from two locations expected to open in early FY20. While down from 3Q18, same-store sales continued their sequential quarterly improvement in FY19.

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●	Interest & Taxes: Interest expense of $2.5 million (5.4% of revenues) increased $235K from $2.3 million (5.4%) due to debt related to the Pittsburgh and Chicago club acquisitions, new debt related to Bombshells development, and a lower weighted average interest rate. Income tax expense was level with 3Q18 as the effective tax rate fell to 24.1% from 25.3% with the full effect in FY19 of the federal Tax Cuts and Jobs Act.

●	Asset Management: There were two real estate sales: (i) a portion of excess land around newly opened Bombshells I-10 in Houston sold for $1.1 million cash and a $331K pre-tax gain after closing costs with proceeds used in part to pay down $942K in debt on the entire Bombshells I-10 property; and (ii) a small property in Lubbock, TX sold for $350K cash and a $376K loss after closing costs with proceeds used in part to pay down $331K remaining debt on the property. During and subsequent to 3Q19, both excess aircraft were sold for a total of $1.1 million in cash and a small gain after closing costs with proceeds used to pay down $883K in remaining debt on the assets. Also during 3Q19, both the former Club Onyx and Foxy’s Cabaret locations in Dallas were leased out.

●	Balance Sheet Highlights (June 30, 2019 compared to March 31, 2019): Cash and cash equivalents of $11.0 million increased $2.7 million. Total stockholder’s equity of $168.9 million increased $5.0 million due to retained earnings. Total debt of $146.6 million declined $3.2 million.

2Q19 Review

●	Total Revenues: Total revenues of $44.8 million grew $3.6 million with increases of $1.1 million (+6.4%) in alcoholic beverages, $1.0 million (+18.7%) in food, $846K (+5.2%) in service, and $625K (+27.2%) in other. Revenues increased with the addition of Rick’s Cabarets in Chicago and Pittsburgh, club same-store sales growth (ex-Minneapolis), and three new Houston area Bombshells (Pearland and I-10 for the entire quarter and 249 in Tomball for a few days). This more than offset strong year-ago revenues from our three large Minneapolis clubs due to high traffic from the 2018 pro football championship in that city and the negative effects on revenue caused by the unusually cold weather in late January to early February 2019 in many locations across the country.

●	Operating Income: Operating income of $11.2 million (24.9% of revenues) increased $2.9 million from $8.2 million (20.0%). Operating income included $1.0 million of net gains in 2Q19 compared to net charges of $2.3 million in 2Q18. Non-GAAP operating income was $10.3 million (23.1%) compared to $10.6 million (25.7%). This primarily reflected greater contribution from Nightclubs, the cost of new Bombshells and those in development, and higher corporate expenses year-over-year as a result of the timing of certain items in 2Q18.

●	Nightclubs Segment: Revenues of $37.0 million increased $1.6 million or 4.5%, with 39 units compared to 38. Operating income increased $3.2 million or 26.9% to $15.1 million (40.7% of revenues) from $11.9 million (33.5%). 2Q19 included the $1.0 million in gains on the sale of the two previously mentioned properties. On a non-GAAP basis, segment income increased $1.7 million or 13.7% to $14.2 million from $12.5 million with segment margin expanding to 38.2% from 35.1%.

●	Bombshells Segment: Revenues of $7.5 million increased $1.9 million or 34.4%, with 8 units compared to 5. Operating income was $738K (9.8% of revenues) compared to $965K (17.2%). This reflected reduced operating leverage due to the same-store sales decline. It also reflected expenses without the benefit of corresponding revenues from Bombshells 249, which opened at the end of 2Q19, and locations in development. While down from 2Q18, same-store sales continued their sequential quarterly improvement in FY19.

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●	Interest & Taxes: Interest expense of $2.6 million (5.9% of revenues) increased $0.5 million from $2.1 million (5.1%) due to debt related to the Pittsburgh and Chicago club acquisitions and new Bombshells development. Income tax expense increased $0.4 million while the effective tax rate fell to 22.3% from 24.2% with the full effect in Fiscal 2019 of the federal Tax Cuts and Jobs Act.

●	Asset Management: There were two sales: (i) a small portion of the excess land around newly opened Bombshells 249 in Tomball for $1.4 million cash for a $638K pre-tax gain after closing costs with proceeds used in part to pay down $980K in debt on the entire Bombshells 249 property; and (ii) an excess parking lot near the former Club Onyx Dallas for $1.4 million, consisting of $250K in cash and $1.15 million in an 8%, 3-year note, for a $383K pre-tax gain after closing costs.

●	Balance Sheet Highlights (March 31, 2019 compared to December 31, 2019): Cash and cash equivalents of $8.3 million declined $1.1 million. Total stockholder’s equity of $163.9 million increased $4.8 million due to retained earnings. Total debt of $149.8 million declined $3.3 million.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, and (e) settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.

●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) costs and charges related to debt refinancing, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, (g) settlement of lawsuits, and (h) the income tax effect of the above described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 22.8% and 26.5% effective tax rate of the pre-tax non-GAAP income before taxes for the nine months ended June 30, 2019 and 2018, respectively, and the GAAP income tax expense (benefit). Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 22.1% and 26.5% effective tax rate of the pre-tax non-GAAP income before taxes for the six months ended March 31, 2019 and 2018, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.

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●	Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation expense, (b) amortization of intangibles, (c) income tax expense (benefit), (d) net interest expense, (e) gains or losses on sale of businesses and assets, (f) gains or losses on insurance, (g) unrealized gains or losses on equity securities, and (h) settlement of lawsuits. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.

●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

Notes

●	Unit counts above are at period end.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.
●	Planned opening dates are subject to change due to weather, which could affect construction schedules, and scheduling of final municipal inspections.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 40 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas/Ft. Worth, Houston, Miami, Minneapolis, St. Louis, Charlotte, Pittsburgh, and other markets operate under brand names, such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) our ability to regain and maintain compliance with the filing requirements of the SEC and the Nasdaq Stock Market, and (vii) numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	For the Three Months Ended June 30,				For the Nine Months Ended June 30,
	2019		2018		2019		2018
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$19,570	41.6%	$17,658	41.4%	$56,366	41.5%	$52,835	42.2%
Sales of food and merchandise	7,046	15.0%	6,175	14.5%	19,175	14.1%	16,906	13.5%
Service revenues	17,299	36.8%	16,316	38.3%	51,609	38.0%	48,338	38.6%
Other	3,112	6.6%	2,485	5.8%	8,726	6.4%	6,993	5.6%
Total revenues	47,027	100.0%	42,634	100.0%	135,876	100.0%	125,072	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	4,015	20.5%	3,632	20.6%	11,541	20.5%	10,976	20.8%
Food and merchandise sold	2,565	36.4%	2,140	34.7%	6,857	35.8%	6,198	36.7%
Service and other	121	0.6%	94	0.5%	307	0.5%	173	0.3%
Total cost of goods sold (exclusive of items shown below)	6,701	14.2%	5,866	13.8%	18,705	13.8%	17,347	13.9%
Salaries and wages	13,164	28.0%	11,362	26.7%	37,168	27.4%	33,086	26.5%
Selling, general and administrative	14,895	31.7%	13,476	31.6%	43,263	31.8%	39,136	31.3%
Depreciation and amortization	2,465	5.2%	1,998	4.7%	6,718	4.9%	5,806	4.6%
Other charges (gains), net	(172)	-0.4%	440	1.0%	(2,250)	-1.7%	2,834	2.3%
Total operating expenses	37,053	78.8%	33,142	77.7%	103,604	76.2%	98,209	78.5%
Income from operations	9,974	21.2%	9,492	22.3%	32,272	23.8%	26,863	21.5%
Other income (expenses)
Interest expense	(2,543)	-5.4%	(2,308)	-5.4%	(7,709)	-5.7%	(7,493)	-6.0%
Interest income	92	0.2%	52	0.1%	218	0.2%	187	0.1%
Non-operating gain (loss)	(38)	-0.1%	-	0.0%	(408)	-0.3%	-	0.0%
Income before income taxes	7,485	15.9%	7,236	17.0%	24,373	17.9%	19,557	15.6%
Income tax expense (benefit)	1,806	3.8%	1,829	4.3%	5,547	4.1%	(4,899)	-3.9%
Net income	5,679	12.1%	5,407	12.7%	18,826	13.9%	24,456	19.6%
Net income attributable to noncontrolling interests	(41)	-0.1%	(18)	0.0%	(109)	-0.1%	(71)	-0.1%
Net income attributable to RCIHH common shareholders	$5,638	12.0%	$5,389	12.6%	$18,717	13.8%	$24,385	19.5%

Earnings per share
Basic and diluted	$0.59		$0.55		$1.94		$2.51

Weighted average shares outstanding
Basic and diluted	9,620		9,719		9,671		9,719

Dividends per share	$0.03		$0.03		$0.09		$0.09

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share and percentage data)

	For the Three Months		For the Nine Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common shareholders	$5,638	$5,389	$18,717	$24,385
Income tax expense (benefit)	1,806	1,829	5,547	(4,899)
Interest expense, net	2,451	2,256	7,491	7,306
Settlement of lawsuits	-	474	144	1,274
Impairment of assets	-	-	-	1,550
Loss (gain) on sale of businesses and assets	(265)	(34)	(2,487)	30
Unrealized loss (gain) on equity securities	38	-	408	-
Loss (gain) on insurance	93	-	93	(20)
Depreciation and amortization	2,465	1,998	6,718	5,806
Adjusted EBITDA	$12,226	$11,912	$36,631	$35,432

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common shareholders	$5,638	$5,389	$18,717	$24,385
Amortization of intangibles	165	65	474	161
Settlement of lawsuits	-	474	144	1,274
Impairment of assets	-	-	-	1,550
Loss (gain) on sale of businesses and assets	(265)	(34)	(2,487)	30
Unrealized loss (gain) on equity securities	38	-	408	-
Loss (gain) on insurance	93	-	93	(20)
Costs and charges related to debt refinancing	-	-	-	827
Income tax effect of adjustments above	(6)	(218)	327	(11,076)
Non-GAAP net income	$5,663	$5,676	$17,676	$17,131

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,620	9,719	9,671	9,719
GAAP diluted earnings per share	$0.59	$0.55	$1.94	$2.51
Amortization of intangibles	0.02	0.01	0.05	0.02
Settlement of lawsuits	-	0.05	0.01	0.13
Impairment of assets	-	-	-	0.16
Loss (gain) on sale of businesses and assets	(0.03)	(0.00)	(0.26)	0.00
Unrealized loss (gain) on equity securities	0.00	-	0.04	-
Loss (gain) on insurance	0.01	-	0.01	(0.00)
Costs and charges related to debt refinancing	-	-	-	0.09
Income tax effect of adjustments above	(0.00)	(0.02)	0.03	(1.14)
Non-GAAP diluted earnings per share	$0.59	$0.58	$1.83	$1.76

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$9,974	$9,492	$32,272	$26,863
Amortization of intangibles	165	65	474	161
Settlement of lawsuits	-	474	144	1,274
Impairment of assets	-	-	-	1,550
Loss (gain) on sale of businesses and assets	(265)	(34)	(2,487)	30
Loss (gain) on insurance	93	-	93	(20)
Non-GAAP operating income	$9,967	$9,997	$30,496	$29,858

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	21.2%	22.3%	23.8%	21.5%
Amortization of intangibles	0.4%	0.2%	0.3%	0.1%
Settlement of lawsuits	0.0%	1.1%	0.1%	1.0%
Impairment of assets	0.0%	0.0%	0.0%	1.2%
Loss (gain) on sale of businesses and assets	-0.6%	-0.1%	-1.8%	0.0%
Loss (gain) on insurance	0.2%	0.0%	0.1%	0.0%
Non-GAAP operating margin	21.2%	23.4%	22.4%	23.9%

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow
Net cash provided by operating activities	$7,443	$8,334	$28,414	$22,411
Less: Maintenance capital expenditures	955	585	2,072	1,847
Free cash flow	$6,488	$7,749	$26,342	$20,564

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

(in thousands)

	For the Three Months		For the Nine Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018
Revenues
Nightclubs	$37,889	$35,253	$112,664	$105,914
Bombshells	8,755	7,120	22,295	18,550
Other	383	261	917	608
	$47,027	$42,634	$135,876	$125,072

Income (loss) from operations
Nightclubs	$14,034	$12,584	$44,499	$37,835
Bombshells	686	1,391	1,543	3,247
Other	(111)	(328)	(406)	(547)
General corporate	(4,635)	(4,155)	(13,364)	(13,672)
	$9,974	$9,492	$32,272	$26,863

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended June 30, 2019					For the Three Months Ended June 30, 2018
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$14,034	$686	$(111)	$(4,635)	$9,974	$12,584	$1,391	$(328)	$(4,155)	$9,492
Amortization of intangibles	-	-	-	165	165	-	-	-	65	65
Settlement of lawsuits	-	-	-	-	-	474	-	-	-	474
Impairment of assets	-	-	-	-	-	-	-	-	-	-
Loss (gain) on sale of businesses and assets	(260)	-	-	(5)	(265)	(588)	-	63	491	(34)
Loss (gain) on insurance	93	-	-	-	93	-	-	-	-	-
Non-GAAP operating income (loss)	$13,867	$686	$(111)	$(4,475)	$9,967	$12,470	$1,391	$(265)	$(3,599)	$9,997

GAAP operating margin	37.0%	7.8%	-29.0%	-9.9%	21.2%	35.7%	19.5%	-125.7%	-9.7%	22.3%
Non-GAAP operating margin	36.6%	7.8%	-29.0%	-9.5%	21.2%	35.4%	19.5%	-101.5%	-8.4%	23.4%

	For the Nine Months Ended June 30, 2019					For the Nine Months Ended June 30, 2018
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$44,499	$1,543	$(406)	$(13,364)	$32,272	$37,835	$3,247	$(547)	$(13,672)	$26,863
Amortization of intangibles	-	-	-	474	474	-	-	-	161	161
Settlement of lawsuits	129	3	-	12	144	1,074	200	-	-	1,274
Impairment of assets	-	-	-	-	-	-	-	-	1,550	1,550
Loss (gain) on sale of businesses and assets	(2,412)	1	-	(76)	(2,487)	(588)	-	63	555	30
Loss (gain) on insurance	93	-	-	-	93	-	-	-	(20)	(20)
Non-GAAP operating income (loss)	$42,309	$1,547	$(406)	$(12,954)	$30,496	$38,321	$3,447	$(484)	$(11,426)	$29,858

GAAP operating margin	39.5%	6.9%	-44.3%	-9.8%	23.8%	35.7%	17.5%	-90.0%	-10.9%	21.5%
Non-GAAP operating margin	37.6%	6.9%	-44.3%	-9.5%	22.4%	36.2%	18.6%	-79.6%	-9.1%	23.9%

9

RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,679	$5,407	$18,826	$24,456
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,465	1,998	6,718	5,806
Deferred tax expense (benefit)	106	-	1,237	(9,659)
Loss (gain) on sale of businesses and assets	(507)	(70)	(2,704)	70
Unrealized loss on equity securities	38	-	408	-
Amortization of debt discount and issuance costs	74	85	276	469
Deferred rent	47	75	236	224
Impairment of assets	-	-	-	1,550
Loss (gain) on insurance settlements	93	-	93	(20)
Debt prepayment penalty	-	-	-	543
Changes in operating assets and liabilities:
Accounts receivable	578	245	2,305	(1,788)
Inventories	95	26	(87)	(257)
Prepaid insurance, other current assets and other assets	649	560	4,199	1,264
Accounts payable and accrued liabilities	(1,874)	8	(3,093)	(247)
Net cash provided by operating activities	7,443	8,334	28,414	22,411
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	2,240	(3)	5,106	629
Proceeds from insurance	-	-	-	20
Proceeds from notes receivable	39	30	107	98
Issuance of note receivable	-	-	(420)	-
Additions to property and equipment	(2,999)	(9,816)	(16,901)	(18,827)
Acquisition of businesses, net of cash acquired	-	(484)	(13,500)	(484)
Net cash used in investing activities	(720)	(10,273)	(25,608)	(18,564)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	2,034	9,934	12,330	72,387
Payments on long-term debt	(5,347)	(6,926)	(18,634)	(70,444)
Debt prepayment penalty	-	-	-	(543)
Purchase of treasury stock	(403)	-	(2,364)	-
Payment of dividends	(285)	(293)	(867)	(876)
Payment of loan origination costs	-	(51)	(20)	(960)
Distribution to noncontrolling interests	(21)	(54)	(21)	(162)
Net cash provided by (used in) financing activities	(4,022)	2,610	(9,576)	(598)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,701	671	(6,770)	3,249
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	8,255	12,500	17,726	9,922
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$10,956	$13,171	$10,956	$13,171

10

RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2019	September 30, 2018
ASSETS
Current assets
Cash and cash equivalents	$10,956	$17,726
Accounts receivable, net	5,001	7,320
Current portion of notes receivable	1,152	-
Inventories	2,502	2,353
Prepaid insurance	896	4,910
Other current assets	2,090	1,591
Assets held for sale	-	2,902
Total current assets	22,597	36,802
Property and equipment, net	191,493	172,403
Notes receivable	3,810	2,874
Goodwill	55,271	43,591
Intangibles, net	76,285	71,532
Other assets	1,422	2,530
Total assets	$350,878	$329,732

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,544	$2,825
Accrued liabilities	9,117	11,973
Current portion of long-term debt	16,374	19,047
Total current liabilities	28,035	33,845
Deferred tax liability, net	22,076	19,552
Long-term debt, net of current portion	130,205	121,580
Other long-term liabilities	1,656	1,423
Total liabilities	181,972	176,400

Commitments and contingencies

Stockholders' equity
Preferred stock	-	-
Common stock	96	97
Additional paid-in capital	61,849	64,212
Retained earnings	106,976	88,906
Accumulated other comprehensive income	-	220
Total RCIHH stockholders' equity	168,921	153,435
Noncontrolling interests	(15)	(103)
Total stockholders' equity	168,906	153,332
Total liabilities and stockholders' equity	$350,878	$329,732

11